UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2019 (March 28, 2019)

TRONOX HOLDINGS PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	25 Bury Street, 3rd Floor
Stamford, Connecticut 06901	London SW1Y 2AL, England

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 28, 2019, Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Tronox Limited, an Australian public limited company incorporated in the Commonwealth of Australia and a wholly-owned subsidiary of the Company (“Tronox Limited”), The National Titanium Dioxide Company Ltd., a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”), and Cristal Inorganic Chemicals Netherlands Coöperatief W.A., a cooperative organized under the laws of the Netherlands and a wholly owned subsidiary of Cristal (“Seller”), entered into Amendment No. 2 to Transaction Agreement (the “Second Amendment”), which amends the Transaction Agreement, dated as of February 21, 2017, by and among Tronox Limited, Cristal and Seller (the “Original Transaction Agreement”), as previously amended by the Amendment No. 1 to Transaction Agreement, dated as of March 1, 2018, by and among Tronox Limited, Cristal and Seller (the “First Amendment” and, together with the Original Transaction Agreement, the “First Amended Transaction Agreement” and, as further amended by the Second Amendment, the “Second Amended Transaction Agreement”).

The Second Amendment modifies the First Amended Transaction Agreement to reflect the completion of Tronox Limited’s re-domicile transaction on March 27, 2019 (the “Re-Domicile Transaction”), which effectively changed the jurisdiction of incorporation of the publicly traded parent company of the Tronox group of companies from Australia to the United Kingdom.

In order to account for the completion of the Re-Domicile Transaction, the Second Amendment provides for the Company to issue 37,580,000 ordinary shares, par value $0.01 per share, of the Company (the “New Consideration Shares”) to GTU Ops Inc., in its capacity as custodian and nominee of Seller, in lieu of Tronox Limited issuing 37,580,000 Class A ordinary shares of Tronox Limited to Seller at the closing of the Transaction, as contemplated by the First Amended Transaction Agreement. The Second Amendment further provides for Seller to receive depositary receipts issued by Computershare Trust Company, N.A., as depositary, in respect of the New Consideration Shares, and includes certain new and revised representations and warranties made by Tronox Limited in the First Amended Transaction Agreement to reflect the completion of the Re-Domicile Transaction. The Second Amendment gives effect to these changes by attaching a modified version of the Original Transaction Agreement as an annex to the Second Amendment reflecting the foregoing changes.

In addition, the Company, Tronox Limited, Cristal and Seller agreed to modify the form of shareholders agreement that the parties agreed to execute at the closing of the Transaction pursuant to the First Amended Transaction Agreement to reflect that the rights of Seller as a holder of the New Consideration Shares will be the rights of Seller as a shareholder of the Company, rather than Tronox Limited, following the Re-Domicile Transaction.

Completion of the transactions contemplated by the Second Amended Transaction Agreement (the “Transaction”) remains subject to various customary closing conditions as set forth in the Second Amended Transaction Agreement, including receipt of regulatory clearance from the U.S. Federal Trade Commission.

Other than as expressly modified pursuant to the Second Amendment, the First Amended Transaction Agreement remains in full force and effect.  The foregoing description of the Second Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this Form 8-K that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate,” and include statements about expectations for future results.

The forward-looking statements involve risks that may affect the Company’s operations, markets, products, services, prices and other risk factors discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2018. Significant risks and uncertainties may relate to, but are not limited to, the risk that the Transaction will not close, including by failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Second Amended Transaction Agreement or by the termination of the Second Amended Transaction Agreement; the risk that a regulatory approval that may be required for the Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market conditions; our customers potentially reducing their demand for our products; more competitive pricing from our competitors or increased supply from our competitors; operating efficiencies and other benefits expected from the Transaction. Neither the Company’s investors and securityholders nor any other person should place undue reliance on these forward-looking statements. Unless otherwise required by applicable laws, the Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indenture to 2025 Senior Notes

In connection with the Re-Domicile Transaction, the Company and certain of its U.K. subsidiaries entered into a supplemental indenture, dated as of April 1, 2019, relating to the 5.75% Senior Notes due 2025 (the “2025 Senior Notes”) previously issued by Tronox Finance plc, a public limited company incorporated under the laws of England and Wales, and guaranteed by certain subsidiaries of the Company, whereby the Company and such U.K. subsidiaries became additional guarantors with respect to the 2025 Senior Notes.

Supplemental Indenture to 2026 Senior Notes

Additionally, in connection with the Re-Domicile Transaction, the Company and certain of its U.K. subsidiaries entered into a supplemental indenture, dated as of April 1, 2019, relating to the 6.5% Senior Notes due 2026 (the “2026 Senior Notes”) previously issued by Tronox Incorporated, a Delaware corporation, and guaranteed by certain subsidiaries of the Company, whereby the Company and such U.K. subsidiaries became additional guarantors with respect to the 2026 Senior Notes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)

In connection with the completion of the Re-Domicile Transaction, on March 28, 2019, the Company’s Board of Directors appointed Mr. Stephen Jones and Dr. Vanessa Guthrie as independent Directors of the Company. In addition, Mr. Jones was appointed to serve as a member of the audit committee and human resources and compensation committee, and Dr. Guthrie was appointed to serve as a member of the audit committee and corporate governance and nominating committee. A copy of the Company’s press release announcing the appointments of Mr. Stephen Jones and Dr. Vanessa Guthrie to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Mr. Jones has been the President and Chief Executive Officer of Covanta Holding Corporation (NYSE: CVA) since March 2015, as well as a director of Covanta since March 2015. Prior to joining Covanta, Mr. Jones was employed by Air Products and Chemicals, Inc. (“Air Products”), a global supplier of industrial gases, equipment and services from 1992 through September 2014. Mr. Jones served as senior vice president and general manager, Tonnage Gases, Equipment and Energy of Air Products, from April 2009 through September 2014. Mr. Jones also served as Air Products’ China President from June 2011 through September 2014 at Air Products’ office in Shanghai. He was also a member of Air Products’ Corporate Executive Committee from 2007 through September 2014.

Dr. Guthrie is a highly accomplished executive and Board director with a career spanning 30 years in the resources sector across diverse roles in operations, environment, community and indigenous affairs, corporate development and sustainability. From 2013 to 2016, Dr. Guthrie was the Managing Director and Chief Executive Officer of Toro Energy Limited, an Australian uranium mining company (ASX: TOE). Dr. Guthrie is currently a non-executive Director of Santos Limited (ASX: STO) (“Santos”), one of the leading independent oil and gas producers in the Asia-Pacific region, and is a member of Santos’s EHS and Sustainability Committee and People and Remuneration Committee. In addition, Dr. Guthrie is a non-executive Director of Adelaide Brighton Ltd. (ASX: ABC) (“Adelaide Brighton”), one of Australia’s leading integrated construction materials and lime producers, and is a member of the Safety, Health and Environment committee and Chair of Adelaide Brighton’s People and Culture committee.  Dr. Guthrie is also a non-executive Director of the Australian Broadcasting Corporation, where she chairs the Editorial Committee, Chair of the Minerals Council of Australia, Deputy Chair of the Western Australia Cricket Association and a Council member of Curtin University where she is chair of the Finance Committee. Dr. Guthrie has qualifications in geology, environment, law and business management, including a PhD in Geology, and was awarded an Honorary Doctor of Science from Curtin University in 2017 for her contribution to sustainability, innovation and policy leadership in the resources industry.

Mr. Jones and Dr. Guthrie will receive compensation consistent with the other non-employee directors of the Company. Each of Mr. Jones and Dr. Guthrie will receive an annual cash retainer of $75,000, payable quarterly in arrears, and an additional annual retainer of $15,000, payable quarterly in arrears, for each committee upon which he or she serves as a member. In addition, Mr. Jones and Dr. Guthrie are each entitled to an annual equity grant of time-based restricted share units with a fair market value of $150,000. For the 2019 fiscal year, each of Mr. Jones and Dr. Guthrie will receive a pro rata share of each of the cash retainers.

In addition, on March 28, 2019, the Company appointed Mr. Ilan Kaufthal, formerly the Company’s non-executive Chairman, as the Company’s new Lead Independent Director. As Lead Independent Director, Mr. Kaufthal is entitled to an annual retainer of $50,000. For the 2019 fiscal year, Mr. Kaufthal will receive a pro rata share of the annual retainer.

(e)

In connection with the completion of the Re-Domicile Transaction, on March 28, 2019, the Company and Mr. Jeffry Quinn, the Company’s President and Chief Executive Officer, entered into an amended and restated employment agreement (the “Amended and Restated Employment Agreement”) pursuant to which the Company appointed Mr. Quinn as its new Chairman of the Board and Chief Executive Officer. The Amended and Restated Employment Agreement also provided that Mr. Quinn would receive a 2019 equity based incentive award with a grant date fair value equal to $3,700,000.

The foregoing description of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the text of the Amended and Restated Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Amendment No. 2 to Transaction Agreement dated March 28, 2019
10.1	Amended and Restated Employment Agreement dated as of March 28, 2019 by and between the Company and Mr. Jeffry Quinn
99.1	Press release dated March 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: April 2, 2019	By:	/s/ Jeffrey Neuman
Name:	Jeffrey Neuman
Title:	Senior Vice President, General Counsel and Secretary